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                           ROLLINS TRUCK LEASING CORP.


                                       and


                            BANK OF AMERICA ILLINOIS


                                   as Trustee




                       THIRTEENTH SUPPLEMENTAL INDENTURE


                           Dated as of March 15, 1995

                                     to the

                           Collateral Trust Indenture

                           Dated as of March 21, 1983






         8.27% COLLATERAL TRUST DEBENTURES, SERIES N, DUE MARCH 15, 2002

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                               TABLE OF CONTENTS*
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
PARTIES                                                                                                                        1
RECITALS:
        Execution of Collateral Trust Indenture Supplemental
               Indentures                                                                                                      1
        Issuance of Series N Debentures                                                                                        1
        Text of Forms:
               Form of Face of Series N Debentures                                                                             1
               Form of Trustee's Authentication Certificate
                      for Series N Debentures                                                                                  3
               Form of Reverse of Series N Debentures                                                                          4
        All Things Done                                                                                                        5
GRANTING CLAUSES:
        GRANTING CLAUSE I - Securities                                                                                         6
        GRANTING CLAUSE II - Agreements and Assignments                                                                        6
        GRANTING CLAUSE III - Other Securities and Property                                                                    7
HABENDUM                                                                                                                       7
GRANT IN TRUST                                                                                                                 7
GENERAL COVENANT                                                                                                               7
SECTION 1.            Series N Debentures: Terms and Provisions                                                                7
SECTION 2.            Authentication and Delivery of Series N Debentures                                                       8
SECTION 3.            Maintenance of Office or Agency; Authenticating
                      Agent for Series N Debentures                                                                            8
SECTION 4.            Original Indenture Ratified                                                                              8
SECTION 5.            Trustee Not Responsible                                                                                  8
SECTION 6.            Defined Terms                                                                                            8
SECTION 7.            Counterparts                                                                                             9
SECTION 8.            Applicable Law                                                                                           9
TESTIMONIUM                                                                                                                    9
EXECUTION                                                                                                                      9
ACKNOWLEDGEMENTS                                                                                                               9

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*Note: This Table of Contents has been inserted for convenience and does not constitute a part of the Thirteenth Supplemental Indenture.

                                        i

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         THIRTEENTH SUPPLEMENTAL INDENTURE (herein called the "Thirteenth
Supplemental Indenture"), dated as of March 15, 1995, between Rollins Truck Leasing Corp., (formerly RLC CORP.) a Delaware corporation (herein called the "Corporation"), and BANK OF AMERICA ILLINOIS, a national banking association, as Trustee (herein called the "Trustee").

        WHEREAS, the Corporation and the Trustee have heretofore executed and delivered a Collateral Trust Indenture dated as of March 21, 1983, as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by an Eighth Supplemental Indenture thereto dated May 15, 1990, (the "Original Indenture"; the Original Indenture, and as supplemented by this Thirteenth Supplemental Indenture, being herein called the "Indenture");

        WHEREAS, the Original Indenture provides that the Corporation and the Trustee may enter into indentures supplemental to the Original Indenture, among other things, to provide for the issuance from time to time of debentures (defined in the Original Indenture as "Debentures") of the Corporation;

        WHEREAS, the Corporation has determined to issue hereunder a series of Debentures (herein called the "Series N Debentures") to be designated as "8.27% Collateral Trust Debentures, Series N, Due March 15, 2002", to be in the aggregate principal amount of $100,000,000;

        WHEREAS, the Series N Debentures and the Trustee's certificate to be endorsed on the Series N Debentures are to be in the following forms, with necessary or appropriate variations, omissions and insertions as permitted or required by the Indenture:

                      (FORM OF FACE OF SERIES N DEBENTURES)

                           Rollins Truck Leasing Corp.

         8.27% COLLATERAL TRUST DEBENTURE, SERIES N, DUE MARCH 15, 2002

$______________________
                         No. __________________

        Rollins Truck Leasing Corp., a corporation organized and existing under the laws of the State of Delaware (herein called the "Corporation", which term shall include any successor corporation to the extent provided in the Indenture hereinafter referred to), for value received, hereby promises to pay to _______ ____________ , or registered assigns, the principal sum of _____________ Dollars on March 15, 2002, in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to pay interest on said principal sum at the rate of 8.27% per annum (and at the rate of 10.27% per annum on any overdue principal and, to the extent legally enforceable, overdue installment of interest) in like coin or currency from the fifteenth day of March or September, as the case may be, to which interest on the Series N Debentures has been paid preceding the date hereof (unless the date hereof is a March 15 or September 15 to which interest has been paid, in which case from the date hereof, or unless no interest has been paid on the Series N Debentures since the original issuance of this Debenture, in which case from March 15, 1995), semiannually on each March 15 and September 15 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after March 1 or September 1, as the case may be, and before the following March 15 or September 15, this Debenture shall bear interest from such March 15 or September 15; provided, however, that if the Corporation shall default in the payment of interest due on such

                                        1

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March 15 or September 15, then this Debenture shall bear interest from the next preceding March 15 or September 15 to which interest has been paid or, if no interest has been paid on the Series N Debentures since the original issuance of this Debenture, from March 15, 1995. The interest so payable on any March 15 or September 15 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Debenture is registered at the close of business on March 1 or September 1, as the case may be, next preceding such March 15 or September 15. Payment of the principal of and interest on this Debenture will be made at the office or agency of the Corporation in the City of Chicago, Illinois, or in the Borough of Manhattan, The City of New York, New York; provided, however, that interest may be paid, at the option of the Corporation, by check mailed to the registered holder hereof at such holder's address last appearing on the registry books for the Series N Debentures, or in such other manner as the Corporation may agree with the holder hereof.

        Additional provisions of this Debenture are contained on the reverse hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

        This Debenture shall not be entitled to any of the benefits of the Indenture or any indenture supplemental thereto, or be valid or obligatory for any purpose, unless the form of certificate of authentication hereon shall have been executed by or on behalf of the Trustee (referred to on the reverse hereof) or a successor trustee thereto under the Indenture.

        IN WITNESS WHEREOF, Rollins Truck Leasing Corp. has caused this instrument to be signed in its name by its President or a Vice President and by its Secretary or an Assistant Secretary, or by facsimiles of any of their signatures, and its corporate seal, or a facsimile thereof, to be hereto affixed.


DATED:
      -----------------------------
                                       Rollins Truck Leasing Corp.


                                   BY:
                                       ------------------------------------
                                         (Title)


(SEAL)

ATTESTED:


-----------------------------------
(Title)

                                       2

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                 (FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE)


                      TRUSTEE'S AUTHENTICATION CERTIFICATE

         THIS IS ONE OF THE DEBENTURES, OF THE SERIES DESIGNATED THEREIN, DESCRIBED IN THE WITHIN-MENTIONED INDENTURE.


                                                  BANK OF AMERICA ILLINOIS
                                                  AS TRUSTEE


                                                  BY:
                                                      -------------------------
                                                        AUTHORIZED OFFICER



                                        3

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                    (FORM OF REVERSE OF SERIES N DEBENTURES)



         This Debenture is one of the Debentures of the Corporation (herein called the "Debentures"), all duly authorized or from time to time to be duly authorized and not limited in aggregate principal amount, all issued and to be issued in one or more series from time to time under and equally secured by a Collateral Trust Indenture dated as of March 21, 1983, between the Corporation and Bank of America Illinois, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture as hereinafter defined), as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986, and by an Eighth Supplemental Indenture, dated as of May 15, 1990, and as last supplemented by the Thirteenth Supplemental Indenture, dated as of March 15, 1995 (said Indenture, as so supplemented and amended, being herein called the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property thereby pledged, the nature and extent of the security, the rights of the holders of the Debentures in respect of the security, the rights, duties and immunities of the Trustee and the rights and obligations of the Corporation in respect of the Debentures, and the terms and conditions upon which the Debentures are, and are to be, secured. The Debentures may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Debenture is one of a series designated as the "8.27% Collateral Trust Debentures, Series N, due March 15, 2002" of the Corporation (herein called the "Series N Debentures"), duly authorized and lawfully issued in an aggregate principal amount of $100,000,000 under and secured by the Indenture.

         The provisions of the Indenture may be waived, or modified or amended by supplemental indenture, to the extent and in the manner provided in the Indenture, but in certain instances only with the consent of the holders of a majority in aggregate principal amount of all Debentures at the time outstanding, and of 66 2/3% in aggregate principal amount of each series of the Debentures at the time outstanding which is affected by such waiver or supplemental indenture; provided, however, that, without the written consent of the holder of this Debenture, no such modification or amendment shall be made so as to (i) extend the fixed maturity of this Debenture or the time of payment of interest hereon, or reduce or otherwise modify the terms of payment of the principal of, or the rate of interest on, this Debenture, or adversely affect the right of the holder hereof to institute suit for the enforcement of any such payment, (ii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to, or terminate the lien of the Indenture on, any of the property covered thereby, or deprive the holder hereof of the security afforded by the lien of the Indenture or (iii) reduce the percentage of the aggregate principal amount of Debentures, or of Series N Debentures, required to authorize any such modification or amendment or any waiver of any provision of, or default under, the Indenture.

         In case an Event of Default (as defined in the Indenture) shall occur, the principal of all the Debentures at any such time outstanding under the Indenture may be declared or may become due and payable upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that in certain events such Event of Default and its consequences may be waived and such declaration may be rescinded by the holders of outstanding Debentures in the manner provided in the Indenture.

         Any request, demand, authorization, direction, declaration, notice, consent, waiver or other action by the holder of this Debenture shall bind the holder of every Debenture issued upon the

                                        4

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registration of transfer hereof or in exchange herefor or in lieu hereof, in respect of anything done or suffered to be done by or on behalf of the Trustee or the Corporation in reliance thereon, whether or not notation of such action is made upon this Debenture.

         The Series N Debentures may not be redeemed prior to maturity.

         The transfer of this Debenture may be registered by the registered holder hereof or by his duly authorized attorney at the office or agency of the Corporation in the City of Chicago, Illinois, or in the Borough of Manhattan, the City of New York, New York, upon surrender of this Debenture for cancellation, accompanied by a written instrument of transfer in a form approved by the Corporation, duly executed by the registered holder of this Debenture or by his duly authorized attorney, and thereupon one or more new Debentures of the same series and aggregate principal amount will be issued in the name of the transferee or transferees in exchange herefor without service charge, except that the Corporation may require payment of a sum sufficient to pay any stamp taxes or other governmental charges that may be required with respect thereto, as provided in the Indenture.

         The person in whose name this Debenture shall be registered shall be deemed the absolute owner hereof for all purposes, and payment of or on account of the principal of and interest on, this Debenture shall be made only to or upon the written order of such registered owner or his duly authorized attorney. All such payments shall satisfy and discharge the liability upon this Debenture to the extent of the amounts so paid.

        No recourse shall be had for the payment of the principal of, or interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Corporation or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                 (END OF FORM OF REVERSE OF SERIES N DEBENTURES)

        WHEREAS, the Debentures of any other series are to be substantially in the forms herein provided for Series N Debentures, with such omissions, insertions and variations as may be authorized and permitted by this Indenture; and

         WHEREAS, all acts and things prescribed by law, by the Certificate of Incorporation and the By-laws of the Corporation, and all other acts and things necessary to make the Series N Debentures, when executed by the Corporation, and authenticated and delivered by the Trustee as in this Thirteenth Supplemental Indenture provided, the valid, binding and legal obligations of the Corporation, and to make this Thirteenth Supplemental Indenture a valid, binding and legal instrument for the security of the Series N Debentures, in accordance with its terms, have been done and performed;

         NOW, THEREFORE, THIS THIRTEENTH SUPPLEMENTAL INDENTURE WITNESSETH:

         THAT the Corporation, in consideration of these premises, of the acceptance by the Trustee of the trusts created hereby, of the mutual covenants herein contained, of the purchase and acceptance of the Debentures by the holders thereof, of the sum of $10 duly paid by the Trustee

                                        5

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to the Corporation at or before the ensealing and delivery of this Thirteenth
Supplemental Indenture and for other valuable consideration, the receipt whereof is hereby acknowledged, and in order to secure the payment of the principal of, and premium, if any, and interest on, all Debentures at any time issued and Outstanding under the Indenture, according to their tenor and effect, and the performance and observance by the Corporation of all the covenants and conditions herein and therein contained on its part to be performed and observed, and to declare the terms and conditions upon and subject to which the Debentures are, and are to be, issued and secured, has executed and delivered this Indenture and has granted, bargained, sold, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over, confirmed and warranted, and by these presents does grant, bargain, sell, remise, release, convey, assign, transfer, mortgage, pledge, set over, confirm and warrant, to the Trustee, and to its successors in the trusts and its and their assigns forever, with power of sale, all and singular the following:

                                GRANTING CLAUSE I

                                   Securities

        Note of Rollins Leasing Corp., a Delaware corporation, dated March 15, 1995, in the aggregate principal amount of $100,000,000.

                               GRANTING CLAUSE II

                           Agreements and Assignments

         The following agreements and assignments:

         A. A Loan Agreement, dated as of March 15, 1995, between the Corporation and Rollins Leasing Corp., which Loan Agreement shall be in the form attached hereto as Exhibit A.

         B. Assignment, dated as of March 15, 1995, of the Loan Agreement described in Subparagraph A of this Granting Clause II, which Assignment shall be in the form attached hereto as Exhibit B.


                                        6

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                               GRANTING CLAUSE III

                          Other Securities and Property

         All other securities and other property, including cash, and any and all security therefor of whatsoever nature, that may, from time to time hereafter, by delivery or by writing of any kind, be subjected to the lien hereof by the Corporation or by anyone on its behalf; and the Trustee is hereby authorized to receive the same as additional security hereunder. Such subjection to the lien hereof of such securities or other property, including cash, as additional security hereunder may be made subject to any reservations, limitations or conditions which shall not be prohibited by this Indenture and which shall be set forth in a written instrument executed by the Corporation or the person so acting on its behalf, respecting the use and disposition of such property or the proceeds thereof.

         TO HAVE AND TO HOLD the Pledged Property unto the Trustee and its successors and assigns forever;

         BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the holders from time to time of all the Debentures issued hereunder and Outstanding, without any priority of any of said Debentures over any of the others.

         IT IS HEREBY COVENANTED, DECLARED AND AGREED that all the Debentures are to be issued, authenticated and delivered, and that all property, including cash, subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts hereinafter set forth, and the Corporation, for itself and its successors and assigns, hereby covenants and agrees to and with the Trustee and its successors in said trust for the equal and proportionate benefit and security of those who shall hold the Debentures, as hereinafter set forth.

         SECTION 1. Series N Debentures: Terms and Provisions. Series N Debentures shall be designated as "8.27% Collateral Trust Debentures, Series N, due March 15, 2002" of the Corporation, and shall have the following terms and provisions:

                  (a) Series N Debentures shall be in the form set forth in the recitals hereto.

                  (b) The aggregate principal amount of Series N Debentures which may be issued shall be $100,000,000, except Series N Debentures issued in exchange for, in lieu of, in substitution for, or upon the registration of transfer of, other Series N Debentures pursuant to the provisions of Article II and Section 18.04 of the Original Indenture.

                  (c) Series N Debentures shall be dated March 15, 1995.

                  (d) Series N Debentures shall mature March 15, 2002 and shall bear interest (calculated on the basis of a 360 day year of twelve 30 day months) as provided in Section 2.06(b) of the Original Indenture, payable semiannually on March 15 and September 15 in each year, commencing September 15, 1995, at the rate of 8.27% per annum until the principal thereof shall become due and payable (whether at the stated maturity, by declaration or otherwise), and at the rate of 8.27% per annum on any overdue principal, and (to the extent legally enforceable) any overdue installment of interest. Payment of principal and interest shall be made at the Corporate Trust Office or at the other office or agency maintained by the Corporation as provided in Section 7.02(a) of the Original Indenture, in

                                        7

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         such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that interest may be paid, at the option of the Corporation, by check mailed to the Person entitled thereto at his address last appearing on the registry books required to be kept pursuant to Section 2.05 of the Original Indenture.

                  Notwithstanding anything to the contrary above, the Corporation may enter into a written agreement with any person who is or is to become the holder of any of the Series N Debentures providing for the making of all payments on the account of such Series N Debentures directly to or for the account of such holder in the manner specified in or pursuant to such agreement without presentation or surrender thereof if there shall be filed with the Trustee a copy of such agreement. Notwithstanding any contrary provision hereof or of the Debentures or the Original Indenture, the Trustee shall act in accordance with any such agreement so filed with it.

                  (e) Series N Debentures shall be issued in denominations of $1,000 and integral multiples thereof and may be fully printed or printed on steel engraved borders or fully or partly engraved.

                  (f) Series N Debentures may not be redeemed prior to maturity.

         SECTION 2. Authentication and Delivery of Series N Debentures. On or after the date of execution and delivery of the Thirteenth Supplemental Indenture and upon compliance with the provisions of Article IV of the Original Indenture, Series N Debentures shall be executed by the Corporation and delivered to the Trustee, and the Trustee shall, upon request, authenticate and deliver such Series N Debentures upon the written order of the Corporation signed by its President or one of its Vice Presidents and its Treasurer or Controller, an Assistant Treasurer or an Assistant Secretary.

         SECTION 3. Maintenance of Office or Agency; Authenticating Agent for Series N Debentures. The provisions of Section 7.02 of the Original Indenture shall apply in all respects to the Series N Debentures to the same extent as if the words "Series N Debentures" were substituted for the words "Series A Debentures" in each place in which the latter quotation was employed in the aforesaid Section.

         SECTION 4. Original Indenture Ratified. The Original Indenture as amended by the Third Supplemental Indenture, dated as of February 20, 1986, and by the Eighth Supplemental Indenture, dated as of May 15, 1990, and as supplemented by this Thirteenth Supplemental Indenture is in all respects ratified and confirmed and the Thirteenth Supplemental Indenture and all its provisions shall be deemed a part thereof in the manner and to the extent herein provided, and the Original Indenture, as modified in the manner and to the extent herein provided, shall be deemed a part hereof as though fully set forth herein.

         SECTION 5. Trustee Not Responsible. The Trustee assumes no responsibility for or in respect of the validity or sufficiency of the Thirteenth Supplemental Indenture or the due execution hereof by the Corporation or for or in respect of the recitals and statements contained herein, all of which are made solely by the Corporation. The Trustee accepts the trusts created by the Thirteenth Supplemental Indenture upon the terms and conditions hereof and of the Original Indenture.


                                        8

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         SECTION 6. Defined Terms. All terms used in the Thirteenth Supplemental
Indenture which are defined in the Original Indenture shall have the meanings assigned to them in the Original Indenture.

         SECTION 7. Counterparts. The Thirteenth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be an original; and all such counterparts shall together constitute but one and the same instrument.


         SECTION 8. Applicable Law. This Thirteenth Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of Delaware.

        IN WITNESS WHEREOF, Rollins Truck Leasing Corp. has caused this Thirteenth Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Thirteenth Supplemental Indenture to be attested by its Secretary or Assistant Secretary, and Bank of America Illinois, in evidence of its acceptance of the trusts hereby created, has caused this Thirteenth Supplemental Indenture to be executed on its behalf and its corporate seal to be affixed by one of its Vice Presidents and said seal and this Indenture to be attested by its Secretary or one of its Trust Officers, as of March 15, 1995.

                                      Rollins Truck Leasing Corp.


(CORPORATE SEAL)                      BY: /s/ Patrick J. Bagley
                                          ------------------------------------
                                          Vice President-Finance and Treasurer

Attest:

---------------------------------
Secretary
                                      BANK OF AMERICA ILLINOIS
                                      as Trustee

(CORPORATE SEAL)                      BY: /s/ David A. Vick
                                          -------------------------------
                                          Vice President


Attest:

---------------------------------


                                        9

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